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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Healthways, Inc. on Form S-8 of our report dated October 1, 2003, with respect to the consolidated financial statements of American Healthways, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Nashville, Tennessee

February 26, 2004